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                              PXRE Managing Agency

                     CONTRACT OF EMPLOYMENT (SENIOR STAFF):
                STATEMENT OF PARTICULARS OF TERMS OF EMPLOYMENT

INTRODUCTION

This document forms your terms and conditions of employment.

Reference to the company in this document means the Company referred to as "Employer". Reference to the Group means PXRE Corporation.

PARTIES TO THE CONTRACT OF EMPLOYMENT

Employer: PXRE Managing Agency Ltd

Employee: Peter George Butler

COMMENCEMENT OF EMPLOYMENT

Your employment commences on 1st September 1996

DATE OF THIS STATEMENT

16th July 1998

TITLE AND GRADE

You will be employed by the Company as Active Underwriter of Syndicate 1224 and Director of PXRE Managing Agency and will be responsible primarily to the Managing Director of PXRE Managing Agency Ltd. The Company reserves the right to change your job title from time to time and the person or persons to whom you report. Your job is graded Senior Vice President under the Group's job grading scheme.

LOCATION

You will be based at our offices at 110 Fenchurch St, London EC3. The Company reserves the right to appoint you to other positions (whether within the Company or any Group Company) and to base you at other locations whether temporarily or permanently as the needs of the business require, provided that any relocation outside England and Wales will only be made with your consent.

You may be expected to travel throughout the UK or elsewhere in the performance of your duties.


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DUTIES

During your employment you shall:

(a) perform such duties and exercise such powers, authorities and discretion as the Board of the Company shall from time to time delegate to you;

(b) comply with all reasonable requests, instructions and regulations relating to the Company or to any Group Company made by the Board or by anyone authorised by it from time to time;

(c) during your working hours devote the whole of your time and attention and ability to your duties and well and faithfully serve the Company and the Group to the best of your ability and use your best endeavours to promote the interests of the Company and the Group;

(d) at all times comply with such statutory and regulatory rules and requirements as apply to your employment and your duties from time to time, including any relevant DTI requirements, Companies Act legislation and the requirements of the Lloyd's Model Code and with any Bye-laws made under Lloyd's legislation. It is your responsibility to familiarise yourself with these. Further information is available from the Compliance Officer;

(e) not without the written consent of the Company directly or indirectly be engaged, concerned or interested in any other business whatsoever, provided that you shall not be prohibited from holding by way of investment any securities listed or dealt on any Stock Exchange and comprising not more than 1% of the securities of the class in question.

REMUNERATION

(a) Your basic annual salary will be 'L'145,000.00 per annum and is payable in twelve equal monthly instalments in arrears, less any statutory and voluntary deductions. Salaries are reviewed annually on 1 April.

(b) Your basic annual salary shall be inclusive of any fees or remuneration for all offices held in any Group Company.

(c) You are eligible to participate in the Group Employee Stock Purchase Plan, full details of which are enclosed as Appendix I.

(d) In addition to your basic annual salary you will also be eligible to participate in the Company's Profit Related Pay Scheme, full details of which are enclosed as Appendix II A and IIB.

(e) You will also be eligible to participate in the Company's Executive Share Option Plan, (known as the Officer Incentive Plan) full details of which are enclosed as Appendix III.


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CAR ALLOWANCE (if applicable)

You will be provided with a monthly car allowance of 'L'833.33 which is non-pensionable and non-bonusable. The allowance is directly related to your basic annual salary and is calculated as follows:

      Salary                        Allowance
      ------                        ---------
      Up to 'L'55,000               11% of Salary

      Over 'L'55,000                11% of Salary for first 'L'55,000
                                    and 5% of any salary greater than
                                    'L'55,000, subject to a maximum
                                    annual car allowance which is
                                    currently 'L'10,000
                                    ('L'833 per month)

DEDUCTION OF MONEY OWED

If at any time money is owed and payable by you to the Company (or any Group Company) whether under this letter of appointment or otherwise, it is agreed that the Company (or Group Company) may deduct the sum or sums from time to time owed from any payment due to you from the Company (or Group Company), howsoever arising and you specifically authorise the Company to do so in such circumstances.

WORKING HOURS

Your normal hours of work are from 9.30 a.m. to 5.30 p.m., Monday to Friday (inclusive).

Given the seniority of your position, you will be expected to work such reasonable hours as the needs of the business dictate. No additional payment is made for such hours.

ENTITLEMENT TO PAID TIME OFF

In addition to statutory and bank holidays, you are entitled to a number of days paid time (PTO) off in each calendar year. Paid time off is scheduled to suit your personal preference wherever possible but must be approved in advance by your immediate manager. Your entitlement is based on your length of service and is calculated as follows:


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
      Length of Service                   Number of Days PTO Earned
      -----------------                   -------------------------
      Non-Officers:

      Less than 6 months                  3 days
      6 months but less than 1 year       13 days
      1 year but less than 2 years        20 days
      2 years or more                     25 days

      Officers:

      Less than 6 months                  14 days
      6 months or more                    32 days

Further details about the operation of PTO are shown as Appendix IV.

On the termination of your employment, you will be entitled to payment in lieu of days of holiday accrued but not taken (provided that you have not been summarily dismissed). If you have taken more than your accrued entitlement, the appropriate deduction will be made to your final salary.

RETIREMENT

The normal retirement age for all employees of the Company is 60 years.

PENSION ARRANGEMENTS

The Company shall in each period of 12 months (commencing on the Commencement
Date) pay for the purpose of pension provision for you a contribution in equal monthly instalments equal to 25% of your annual salary to such pension plan or scheme approved under Chapter IV Part XIV of the Income and Corporation Taxes Act 1988 (subject to any limit impose by the said Chapter IV).

INSURANCE BENEFITS

Subject always to the rules of the schemes from time to time in force, the Company will provide you with the following insurance benefits:

      (a) private health insurance for the benefit of your spouse and any children under 21 years, at such scale as the Company deems appropriate.

      (b)   permanent health insurance.

      (c) life assurance which provides 4 x your annual salary in the event of your death together with a Spouse's pension

Further information on these benefits is enclosed.


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EXPENSES

With the prior approval of the Company and within such limits as the Company may from time to time lay down, all expenses wholly, exclusively and necessarily incurred by you in carrying out your duties will be reimbursed to you on production of appropriate receipts and/or vouchers.

ABSENCE THROUGH SICKNESS

If you are ill or unable to come to work for any reason, you should inform your immediate manager or any such person as the Company may nominate on the first working day.

Subject to the rules on Statutory Sick Pay, all other pay for any period when you are unable to work through injury, sickness or incapacity will be at the discretion of the Company.

When you are absent from work for less than 7 days you may use your entitlement to Paid Time Off for the year to satisfy the benefit waiting period of 7 days. When you are absent from work for more than 7 days you are required to provide the Company with a medical certificate. Payment for sickness, illness or disability of more than 7 days constitutes the Company's Salary Continuation Plan, is based on your length of service and is as follows:

      Length of Service                   Full Pay             2/3rds Pay
      -----------------                   --------             ----------
      Less than 6 months                  nil                  1 week
      6 months but less than 1 year       1 week               4 weeks
      1 year but less than 2 years        3 weeks              8 weeks
      2 years but less than 3 years       7 weeks              18 weeks
      3 years but less than 4 years       11 weeks             14 weeks
      4 years but less than 5 years       19 weeks             6 weeks
      5 or more years                     25 weeks             nil

All Officers will have 5 years added to their length of service for the purposes of calculating the duration of salary continuation.

In the event that you are ineligible for the payment of PHI benefit, the Company reserves the right to terminate your employment if you are unable to work for any aggregate of 26 weeks in any 12 month period, through sickness, injury or incapacity. The Company also reserves the right to require you to undertake a medical examination at any time.

NOTICE PERIOD

The minimum period of written notice to be given by either you or the Company to terminate your employment shall be twelve months.


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The Company shall have the right, at its absolute discretion, to pay salary in lieu of any period of notice.

During any period of notice whether given by you or the Company to the other party, the Company shall be at liberty at any time, to require you, for a reasonable period, not exceeding 6 months, to cease performing or exercising any duties and powers vested in you by the Company. Salary and benefits will not cease to be payable during such period. You recognise that such a requirement is fair and reasonable in view of the seniority and scope of your position. The Company may, at its absolute discretion, require you either to remain away from work on paid leave or provide you with alternative work of a broadly similar nature to the work you normally perform.

TERMINATION BY DEFAULT

The Company may forthwith terminate your employment and ask you to resign as a Director of the Company if:

      (a) you are guilty of any gross default, negligence or misconduct in connection with or affecting the business of the Company or any Group Company; or

      (b) you are in breach or non-observance of any of the terms of this letter; or

      (c)   you are disqualified from holding the office of Director; or

      (d) you are adjudged bankrupt or make any arrangement with your creditors; or

      (e) you shall become of unsound mind or become a patient for any purpose of any statute relating to mental health; or

      (f) you are in breach or non-observance of the Lloyds Model Code or any By-laws made under Lloyds legislation from time to time in force; or

      (g) you are deemed not to be "fit and proper" under the regulations covering Individual Registration at Lloyd's to hold office with the Company or any Group Company.

On the termination of your employment, (howsoever caused), if upon request by the Company, you fail to resign as a Director or from any other offices you may hold in any Group Company, you hereby irrevocably authorise the Company to nominate a person to sign the relevant resignation documentation on your behalf.

GRIEVANCE AND DISCIPLINARY POLICY

You will comply with such rules or procedures regarding disciplinary matters as may be published by the Company from time to time.

If you have any grievance relating to your employment you should in the first instance refer the matter to your immediate Manager. The Managing Director of PXRE Managing Agency Ltd will have the authority to make a decision on any grievance submitted.


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In the event that the Managing Director's decision does not fully resolve the grievance, the matter will be referred to the Group Senior Staff Committee which will make the final decision.

ENTITLEMENT TO COMMISSION

You will not be entitled to receive, whether directly or indirectly, any rebate or commission in respect of any business transacted (whether or not by you) by or on behalf of the Company or any Group Company.

CONFIDENTIALITY

You shall not (except in the proper course of your duties or as required by law including but not limited to Lloyd's Regulations and Bye-laws) either during the continuance of your employment or at any time thereafter:

      (a) divulge or communicate to any person whomsoever or knowingly permit or enable any person to acquire any Confidential Information which may have come to your knowledge during or in the course of your employment with the Company or Group whether post or prior to the date of this letter ("the Confidential Information"); or

      (b) use or attempt to use any Confidential Information for your own use in any manner which may injure or cause loss either directly or indirectly to any Group Company or to any of their respective businesses or may be likely to do so or for any purpose other than in the discharge of your duties hereunder.

During the continuance of your employment, you shall use your best endeavours to prevent the unauthorised publication or disclosure of any Confidential Information or any part thereof.

These restrictions shall not apply to any Confidential Information which shall come into the public domain, other than through unauthorised disclosure by you.

The copyright, design rights and all other intellectual rights throughout the world in all works, designs and inventions written or made by you during the continuance of this agreement (except only those works, designs and inventions originating, conceived, written or made by you wholly outside your normal working hours and wholly unconnected with your employment under this agreement) shall be vested in the Company.

As soon as practicable you shall communicate confidentially to the Company all inventions, improvements, designs or processes which you may make or discover in the course of your employment. You shall, if and when required by the Company, do all acts and things at the cost of the Company as may be necessary and desirable:


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1.    to obtain or join with the Company in obtaining patents or any other intellectual property right protections in respect of any such invention, improvement, design or process in the United Kingdom or any other part of the world; and

2. to vest the same in the Company or as it may direct absolutely for its exclusive benefit. You shall not otherwise apply for a patent or other intellectual property right protection for any such inventions, improvements, designs or processes.

You will at the request and expense of the Company do all things necessary or desirable to vest/substantiate the rights of the Company as set out above.

RESTRICTIVE COVENANTS

On the termination of your employment, you shall deliver up to the Company all correspondence, documents, lists, disks and other papers (or other means of storing or recording information) and all other property belonging to the Company or any Group Company which may be in your possession or under your control, and you shall not without the written consent of the Board take any copies thereof. You will not however be prevented from using for your own or for another persons benefit any information which by virtue of your employment becomes a part of your own skill and knowledge, and apart from the provisions of the Agreement could lawfully be used by you for that purpose.

In order to safeguard the goodwill and Confidential Information of the Company and all Group Companies, you agree to the restrictions set out in this clause.

You undertake that for a period of 12 months from the termination of your employment, you will not directly or indirectly in relation to a business in competition with the Business:-

      (i) perform any services or supply goods to any person, firm, company, government or government body who is or was during the 12 months preceding the Termination Date a customer, client or supplier or prospective customer, client or supplier of the Company and with whom you personally had significant dealings during such period;

      (ii) solicit or interfere with or endeavour to entice away from the Company any person, firm, Company, government or government body who is or was during the 12 months preceding the Termination Date a customer, client or supplier or prospective customer, client or supplier of the Company and with whom you personally had significant dealings during such period;


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      (iii) either on your own behalf or for any other person, firm or Company, solicit interfere with or endeavour to entice away any employee of any Group Company with whom you had direct contact during the course of your employment including but not limited to employees with whom you were managerially responsible.

This restriction shall not apply to junior or clerical staff of any Group
Company.

You agree that each of the sub-paragraphs above constitutes an entirely separate, severable and independent restriction on you. You agree that if, during your employment under this agreement or the continuance in force of these restrictions, you receive an offer of employment or engagement in any capacity from any person, you will immediately provide that person with a complete and accurate copy of this agreement.

WARRANTY

You undertake that as at the Commencement Date you are at liberty to take up employment with the Company and perform all the obligations set out in this letter of appointment without limitation or breach of any obligations or duties you have to a third party.

You further agree to indemnify and render harmless the Company and any Group Company from and against any damages for any loss incurred by them, (including damages and costs), in respect of any proceedings which may be brought against the Company or any Group Company by any third party who claims that you are not so at liberty.

AMENDMENTS

The Company reserves the right reasonably to amend the terms of this contract from time to time. Any such changes will bc notified to you in writing.

Where applicable this document replaces any previous contract of employment.

ACCEPTANCE

Please sign the enclosed copy of this contract to confirm that you have received it and that you accept the terms and conditions of employment set out in it and agree to be bound by them.


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Signed for and on behalf of
 the PXRE Managing Agency

Full name:                    Signed  Paul Archard
PAUL ARCHARD                         ----------------------
MANAGING DIRECTOR
                              Date        20/7/98
                                     ----------------------

I accept and agree to the terms of this contract of employment.


Full name of employee:        Signed
PETER GEORGE BUTLER                  ----------------------

                              Date
                                     ----------------------


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